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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-17243 and 333-17245) pertaining to the Homestead Village Incorporated 1996 Long-Term Incentive Plan and Homestead Village Incorporated 1996 Outside Directors Plan of our report dated February 24, 1997, with respect to the 1996 financial statements and schedule of Homestead Village Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          Ernst & Young LLP

Dallas, Texas
March 28, 1997